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                                                                    EXHIBIT 10.9

                        THE PEREGRINE REAL ESTATE TRUST
                        TRUSTEE STOCK OPTION PLAN, 1994

1.   PURPOSE

     The purpose of this The Peregrine Real Estate Trust Trustee Stock Option Plan, 1994 is to promote the interests of PRET and its shareholders by providing additional incentive to the members of PRET's Board of Trustees whose judgment, initiative and efforts contribute to PRET's successful operation. By encouraging ownership of its Common Stock, PRET seeks to motivate eligible members of the Board by giving them an increased proprietary interest in PRET and its success. This Plan is intended to enable PRET to attract and compete with other enterprises for the services of the best possible members of the Board. The Plan provides eligible Board members an opportunity to purchase shares of Common Stock pursuant to Options. Options granted pursuant to the Plan shall not constitute "incentive stock options" within the meaning of
Section 422 of the Code.

     This Plan is intended to constitute a "formula plan" and Participants are intended to be "disinterested administrators" of other plans maintained by PRET for purposes of Rule 16b-3 of the Exchange Act.

2.   CERTAIN DEFINITIONS

     The following terms used in this Plan are defined as follows:

     2.1  "ADDITIONAL OPTION" means any Option other than an Initial Option.

     2.2 "ADMINISTRATOR" means PRET's chief financial officer or such other person as is appointed by the Board to serve as Administrator.

     2.3 "BANKRUPTCY COURT" means the United States Bankruptcy Court, Eastern District of California (Sacramento Division).

     2.4 "BOARD" means PRET's Board of Trustees as elected and constituted from time to time.

     2.5 "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     2.6 "COMMENCEMENT OF SERVICE" means the date of election of each Participant to his or her first term as a Trustee.

     2.7  "COMMON STOCK" means PRET's common stock.
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     2.8  "EFFECTIVE DATE" means the date on which this Plan becomes effective pursuant to Section 8.1 hereof.

     2.9 "EFFECTIVE DATE OF REORGANIZATION" means the date on which PRET's Third Amended Plan of Reorganization, as Modified, becomes effective, i.e. October 1, 1994, pursuant to the order of the Bankruptcy Court.

     2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

     2.11 "EXERCISE PRICE" means the Option Price multiplied by the number of shares of Common Stock purchased pursuant to exercise of an Option.

     2.12 "EXPIRATION DATE" means the 10th anniversary of the Grant Date or, if earlier, the termination of an Option pursuant to Section 6.4 or 7.2 hereof.

     2.13 "FAIR MARKET VALUE" means (a) if the Common Stock is then listed on an established stock exchange or exchanges, the last reported sales price per share prior to the date on which an Option is granted on the principal exchange on which the Common Stock is traded, as reported in The Wall Street Journal; or
(b) if the Common Stock is not then listed on an exchange, the average of the last reported closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ prior to the date of grant; or
(c) if the Common Stock is not then listed on an exchange or listed on NASDAQ, an amount determined in good faith by the Administrator.

     2.14 "GRANT DATE" means the date on which an Option grant takes effect pursuant to Section 6.2 hereof.

     2.15 "INITIAL OPTION" means an Option received by a Participant as of the Effective Date or thereafter as of a Participant's Commencement of Service.

     2.16 "NON-QUALIFIED STOCK OPTION" means an Option to purchase shares of PRET's Common Stock which is not an "incentive stock option" as defined in
Section 422A of the Code.

     2.17 "OPTION" or "OPTIONS" means a Non-Qualified Stock Option or Options granted pursuant to this Plan.

     2.18 "OPTION AGREEMENT" means the written Stock Option Agreement which evidences the terms and conditions of each Option granted to a Participant.

     2.19 "OPTION PERIOD" means the period during which an Option may be exercised as defined in Section 6.3 hereof.

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     2.20 "OPTION PRICE" means the purchase price for each share of Common Stock subject to an Option.

     2.21 "PARTICIPANT" means a member of PRET's Board of Trustees who is not a full-time employee or officer of PRET or any subsidiary of PRET, and therefor is eligible pursuant to Article 5 hereof to receive Options under this Plan.

     2.22 "PERMANENT DISABILITY" or "PERMANENTLY DISABLED" means a physical or mental impairment as defined in Section 22(e)(3) of the Code.

     2.23 "PLAN" means this The Peregrine Real Estate Trust Trustee Stock Option Plan, 1994.

     2.24 "PRET" means The Peregrine Real Estate Trust, a California real estate investment trust, formerly known as Commonwealth Equity Trust.

     2.25 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or hereafter amended.

     2.26 "TRUSTEE" means each member of the Board.

3.   ADMINISTRATION

     This Plan shall be administered by the Administrator. The Administrator's responsibilities under this Plan shall be limited to taking all legal actions necessary to document the Options provided for herein, to maintain appropriate records and reports regarding such Options, and to take all acts authorized or required by this Plan.

4.   SHARES OF STOCK SUBJECT TO THE PLAN

     The stock available for grant of Options under this Plan shall be shares of PRET's authorized but unissued Common Stock. Subject to adjustment as provided in Article 7 hereof, the aggregate number of shares of Common Stock which may be issued upon the exercise of all Options granted under this Plan shall not exceed one hundred fifty thousand (150,000) shares of Common Stock. If any Option granted under this Plan expires or terminates for any reason, the unpurchased or unissued shares subject to such expired or terminated Option shall again be available for the grant of Options under this Plan, as if no Option previously had been granted with respect to such shares.

5.   ELIGIBILITY

     Eligibility under the Plan is limited to members of PRET's Board of Trustees who are not full-time employees or officers of PRET or any subsidiary of PRET.

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6.   TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

     6.1 Option Price. The Option Price of the Common Stock covered by each Option granted under this Plan shall be the greater of (1) the fair market value of the Common Stock on the Effective Date, or (2) Two Dollars ($2.00) per share.

     6.2 Number of Shares and Grant Dates. On the Effective Date, each Participant shall be granted an Initial Option to purchase 6,666 shares of Common Stock. Thereafter, each Participant whose Commencement of Services is after the Plan Effective Date shall be granted an Initial Option to Purchase 6,666 shares of Common Stock as of the date of the Participant's Commencement of Service. Each Participant shall also be granted Additional Options to purchase 6,667 shares of Common Stock on each of the next two anniversaries of the Grant Date of the Initial Option. The Initial Options and the Additional Options shall be vested upon their respective Grant Dates.

     6.3 Option Periods. An Option shall be exercisable only during the Option Period. Each Option Period shall commence on the Grant Date and shall end at the close of business on the Expiration Date. Each Option granted to a Participant will terminate on the earlier of (i) the date on which a Participant ceases to be a Participant, subject to the provisions of Section 6.4, or, (i) the Expiration Date.

     6.4 Disability or Death. If a Participant dies or becomes Permanently Disabled while he or she is a Participant, any Option or unexercised portion thereof granted to such Participant, to the extend exercisable by such Participant on the date of death or Permanent Disability, may be exercised by the Participant, or if the Participant is then deceased, by the Participant's personal representative, heirs, or legatees, at any time prior to the expiration of one (1) year from the date on which the Participant ceases to be a Participant, at which time any such Option or Options shall expire and terminate.

     6.5 Exercise of Option. Subject to the provisions of this Article 6, the Participant may, at any time, exercise an Option with respect to all or any part o the shares of Common Stock then subject to such Option by giving PRET written notice of exercise, specifying the number of shares as to which the Option is being exercised. Such notice shall be addressed to the Administrator at PRET's principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Administrator. Such notice shall be accompanied by an amount equal to the Exercise Price of such shares, in the form of any one or combination of the following: cash or cash equivalents, or shares of Common Stock valued at the Fair Market Value of such shares. Shares of Common Stock acquired by the Participant through exercise of an Option may be surrendered in payment of the Exercise Price of Options; provided, however, that any Common Stock surrendered in payment must have been
(a) held by the Participant for more than six (6) months at the time of surrender or (b) acquired under an Option granted not less than six (6) months prior to the time of surrender. Payment in full of the Exercise Price need not accompany the written notice of

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exercise if the notice directs that the stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to PRET as the agent for the individual exercising the Option and, at the time such stock certificate or certificates are delivered, the broker tenders cash (or cash equivalent acceptable to PRET) equal to the Exercise Price to PRET.

     6.6 No Stockholder Rights Under Option. Neither a Participant nor any person entitled to exercise a Participant's rights in the event of a Participant's death shall have any of the rights of a stockholder with respect to the shares of Common Stock subject to an Option unless and until the certificates for such shares have been issued by PRET upon the exercise of the Option.

     6.7 Continuation of Service. Nothing in this Plan shall confer upon any person any right to continue as a Trustee or interfere in any way with PRET's right to terminate such relationship.

     6.8 Withholding. PRET shall have the right to withhold, or require a Participant to remit to PRET, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirement imposed with respect to exercise of the Option or Options. To the extent permissible under applicable tax, securities and other laws, the Participant may satisfy a tax withholding requirement by directing PRET to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 6.8.

     6.9 Fractional Shares. PRET shall not be required to issue fractional shares upon the exercise of an Option under any circumstances.

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR REORGANIZATION OF PRET

     7.1 Adjustment Upon Changes in Capitalization. If the number of issued and outstanding shares of Common Stock of PRET changes as a result of a stock split, reverse stock split, payment of a stock dividend, recapitalization, or any other change in the capital structure of PRET, PRET may appropriately adjust (a) the maximum number of shares which may be issued under this Plan,
(b) the number of shares subject to each outstanding Option, and (c) the price per share of each Option (but not the total price thereof), so that upon exercise of the Option the Participant will receive the same number of shares he or she would have received had the Participant been the holder of all shares subject to his or her outstanding Options immediately before the effective date of such change in the number of issued shares of PRET's Common Stock. Such adjustment shall not result in the issuance of fractional shares.

     7.2 Adjustment Upon Reorganization. In the event of a complete liquidation of PRET, or a merger, reorganization or consolidation of PRET with any other corporation in which PRET is not the surviving corporation, or PRET becomes a wholly-owned subsidiary of another corporation, any unexercised Option theretofore granted under this Plan shall be

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deemed cancelled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that notwithstanding the foregoing, if such Options otherwise were to be cancelled in accordance with the foregoing, each Participant shall have the right, exercisable during a thirty (30) day period, ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Participant's Options in whole or in part.

     7.3 Authority to Adjust; Effect of Adjustments. The foregoing adjustments may be made by PRET and transacted by the Administrator. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of PRET to make adjustments, reclassifications, reorganizations or changes in its capital structure; to merge, consolidate or dissolve to change its business structure; or to liquidate, sell or transfer all or any part of its business or assets.

8.   ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION.

     8.1 Adoption. This Plan shall be effective as of the date on which PRET's Restated Declaration of Trust is recorded in the official records of Sacramento County. The Board may seek shareholder approval of this Plan if it deems it necessary.

     8.2 Amendment. Subject to the limitation of Section 8.4 below, the Board may at any time suspend or terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend this Plan in the following respects without the approval of shareholders then sufficient to approve this Plan in the first instance; (a) to materially increase the benefits provided hereunder; (b) to increase the maximum number of shares which may be granted; (c) to change the designation or class of persons eligible to receive Options under this Plan.

     8.3 Suspension or Termination of Plan. No Option may be granted during any suspension or after the termination of this Plan, and no amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Option Agreement previously entered into under this Plan. This Plan shall terminate ten (10) years after the Effective Date unless previously terminated pursuant to Section
7.2 above or by the Board pursuant to this Article 8.

     8.4  Restriction on Amendment.  Notwithstanding the provisions of Section
8.2 above, this Plan shall not be amended more than once in any six (6) month period other than to comport with the changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

9.   SECURITIES LAWS

     9.1 Compliance with Securities Laws. The granting of Options and the issuance of shares upon exercise thereof shall be subject to compliance with all of the applicable

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requirements of Federal and State laws with respect to the issuance and sale of
Securities, including without limitation, compliance with the requirements of the Securities Act of 1933, as amended, and any rules and regulations adopted thereunder. At the time of exercise of any Option, PRET will require the Participant to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933 and the rules and regulations adopted thereunder, or any other applicable Federal or State laws for the purpose of regulating the sale and issuance of securities, and PRET may, if it deems it necessary, include provisions in any Option Agreement to ensure such compliance. PRET may, from time to time, change its requirements with respect to enforcing compliance with Federal and State securities laws, including the request for, and enforcement of, letters of investment intent, such requirements to be determined by PRET in its judgment as necessary to ensure compliance with said laws. These changes may be made with respect to any particular Option or shares issued upon the exercise thereof prior to or after the exercise of such Option. PRET shall not be obligated to issue any shares upon the exercise of any Option unless such issuance, in the judgment of the board, is in full compliance with all applicable laws, governmental rules and regulations.

     9.2 Exemption. The intent of this Plan is to qualify for the exemption provided for by Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of this Plan. In the event Rule 16b-3 is revised or replaced, the Administrator may exercise discretion in modifying this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

10.  INDEMNIFICATION.

     10.1 Indemnification of Administrator. To the extent permitted by applicable law, the Administrator shall be indemnified and held harmless by PRET against and from any and all costs, laws, liabilities or expenses that may be imposed upon or reasonably incurred by the Administrator in connection with or resulting from any claim, action, suit or proceeding to which the Administrator may be a party or in which the Administrator may be involved by reason of any action taken or failure to act under this Plan, and against and from any and all amounts paid by the Administrator (with PRET's written approval) and the settlement thereof, or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of PRET; subject, however, to the conditions upon the institution of any claim, action, suit or proceeding against the Administrator, that the Administrator shall give PRET an opportunity in writing, at its own expense, to handle and defend the same before the Administrator undertakes to handle and defend it on the Administrator's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which the Administrator may be entitled as a matter of law or otherwise, or any other power PRET may have to indemnify the Administrator or hold the Administrator harmless.

     10.2 No Liability. The Administrator and each officer and employee of PRET shall be fully justified in reasonably relying or acting upon any information furnished in connection

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with the administration of this Plan by PRET or any employee of PRET.  In no event shall any person who is or shall have been the Administrator, or an officer or employee of PRET, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any information (including furnishing of information) taken or any failure to act, if in good faith.


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